--------------------------------------------------------------


                            THE MONTANA POWER, L.L.C.

                                       TO

                              THE BANK OF NEW YORK

                                     Trustee



               -------------------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE
                   (For Unsecured Subordinated Debt Securities
                          relating to Trust Securities)



                          Dated as of February 13, 2002




         --------------------------------------------------------------

           FIRST SUPPLEMENTAL INDENTURE, dated as of February 13, 2002, between THE MONTANA POWER, L.L.C., a limited liability company duly organized and existing under the laws of the State of Montana (herein called the "MPC LLC"), having its principal office at 40 East Broadway, Butte, Montana 59701, and THE BANK OF NEW YORK, a corporation duly organized and existing as a banking corporation under the laws of the State of New York, having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as Trustee (herein called the "Trustee"), supplementing the Indenture, dated November 1, 1996, between The Montana Power Company, a corporation organized under the laws of the State of Montana ("MPC"), and the Trustee (the "Indenture").

                                    RECITALS

           WHEREAS, MPC has entered into an Agreement and Plan of Merger among MPC, Touch America Holdings, Inc. (a Delaware corporation and a wholly-owned subsidiary of MPC), and MPC LLC (a wholly-owned subsidiary of Touch America Holdings, Inc.), dated as of February 20, 2001, pursuant to which MPC has merged with and into MPC LLC; and

           WHEREAS, MPC LLC has duly authorized the execution and delivery of this First Supplemental Indenture pursuant to Section 1201(a) of the Indenture, to evidence the succession of MPC LLC to MPC, and the assumption by MPC LLC of the covenants of MPC contained in the Indenture and the Securities issued thereunder; and

           WHEREAS, MPC LLC has requested the Trustee join with it in the execution of this First Supplemental Indenture;

           NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

           For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                   ARTICLE ONE

                      Covenants and Agreements of MPC LLC.

           Section 101. MPC LLC hereby expressly assumes the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding Securities issued under the Indenture and the performance of every covenant of the Indenture on the part of MPC to be performed or observed.

                                   ARTICLE TWO

                     Section 201. Miscellaneous Provisions.

           Section 1. The terms defined in the Indenture shall, for all purposes of this First Supplemental Indenture, have the meaning specified in the Indenture.

           Section 2. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Indenture set forth and upon the following terms and conditions:

           The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by MPC LLC solely. In general, each and every term and condition contained in this First Supplemental Indenture shall apply to and form part of the Indenture with the same force and effect as if the same were set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this First Supplemental Indenture.

           Section 3. Whenever in this First Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of the Indenture, be deemed to include the successors and assigns of such respective parties, and all the covenants and agreements in this First Supplemental Indenture contained by or on behalf of MPC LLC, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

           Section 4. Nothing in this First Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Securities Outstanding under the Indenture, as amended and supplemented, any right, remedy or claim under or by reason of this First Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this First Supplemental Indenture contained by or on behalf of respective parties shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of the Securities now or to be Outstanding under the Indenture.

           Section 5. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective seals to be hereunto affixed attested, all as of the day and year first above written.

[Seal]                                THE MONTANA POWER, L.L.C.


                                      By: /s/ Jerrold P. Pederson
                                         --------------------------------
                                         Name:   Jerrold P. Pederson
                                         Title:  Vice President, Chief Financial
                                                 Officer and Treasurer


ATTEST:


/s/ Patrick T. Fleming
---------------------------------
Name:  Patrick T. Fleming
Title: V.P., General Counsel & Secretary



[Seal]                                THE BANK OF NEW YORK, Trustee


                                      By:
                                         --------------------------------
                                         Name:
                                         Title:



ATTEST:


---------------------------------
Name:
Title:

STATE OF MONTANA          )
                          )  ss.:
COUNTY OF SILVER BOW      )


           On the 13th day of February,2002, before me personally came Jerrold
P. Pederson, to me know, who, being by me duly sworn, did depose and say that she/he is Vice President, Chief Financial Officer and Treasurer of The Montana Power, L.L.C., the limited liability company described in and which executed the foregoing instrument; that she/he knows the seal of said company; that the seal affixed to said instrument is such corporate seal; that it as so affixed by authority of the Board of Directors of said company, and that she/he signed her/his name thereto by like authority.



                                  /s/ Sue L. Morgan
                                  -----------------------
                                  Notary Public
                                  [Notarial Seal]

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective seals to be hereunto affixed attested, all as of the day and year first above written.

[Seal]                                THE MONTANA POWER, L.L.C.


                                      By:
                                         --------------------------------
                                         Name:
                                         Title:



ATTEST:



---------------------------------
Name:
Title:



[Seal]                                THE BANK OF NEW YORK, Trustee


                                      By:/s/ MaryBeth A. Lewicki
                                         --------------------------------
                                         Name:   MaryBeth A. Lewicki
                                         Title:  Vice President



ATTEST:

/s/ Michael Pitfik
---------------------------------
Name:  Michael Pitfik
Title: Assistant Treasurer

STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )


           On this 13th day of February, 2002, before me, William J. Cassels, a Notary Public in and for the State of New York, personally came and appeared MaryBeth A. Lewicki, to me known and known to me to be a/the Vice President of THE BANK OF NEW YORK, the corporation that executed the within instrument, and acknowledged to me that such corporation executed the same, and, being by me duly sworn, did depose and say that she/he resides at 80 McClean Avenue, Staten Island, New York 10305; that she/he is a/the Vice President of THE BANK OF NEW YORK, the corporation described in and which executed the within and above instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.

           IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

                                         /s/ William J. Cassels
                                  ------------------------------------
                                           WILLIAM J. CASSELS
                                    Notary Public, State of New York
                                           No. 01CA5027729
                                      Qualified in Bronx County
                                    Commission Expires May 16, 2002